Exhibit 10.55

FIRST Amendment to Credit Agreement and CONSENT To ACQUISITION

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT TO ACQUISITION (this "Agreement"), dated as of May 31, 2007, among NOVAMED, INC., a Delaware corporation (“Borrower”), NATIONAL CITY BANK (“Agent”) and the Lenders signatory hereto. Terms not defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

BACKGROUND

A.    Borrower, the Lenders signatory thereto and Agent are party to that certain Sixth Amended and Restated Credit Agreement dated as of February 7, 2007 (the "Credit Agreement").

B.    Borrower has requested that Agent and Lenders amend the Credit Agreement and consent to the acquisition by Borrower or a Wholly-Owned Subsidiary of Borrower of a 62.5% interest in Surgery Center of Kalamazoo, L.L.C. for a purchase price of $24,600,000 (the “Kalamazoo Acquisition”) which acquisition requires the consent of the Required Lenders.

C.    Agent and Lenders are willing to enter into this Agreement to consent to the Kalamazoo Acquisition and amend the Credit Agreement upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Consent. Borrower hereby represents and warrants that after giving effect to the Kalamazoo Acquisition on a pro forma basis it will be in compliance with all financial covenants under the Credit Agreement as more fully detailed on the pro forma compliance certificate and Agreed EBITDA certificate previously disclosed to the Agent and Lenders and that the Kalamazoo Acquisition fully complies with the definition of Permitted Acquisition except for clause (c) of such definition which requires the consent of the Lenders contained herein. Based upon such representations and warranties, the Agent and the Lenders hereby consent to the Kalamazoo Acquisition by Borrower or a Wholly-Owned Subsidiary of Borrower for a purchase price not to exceed $24,600,000. Upon consummation of the Kalamazoo Acquisition such acquisition will be considered a Permitted Acquisition for all purposes under the Credit Agreement.

2.    Amendments to Credit Agreement.

(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition thereto:

"Surgery Center of Kalamazoo" means Surgery Center of Kalamazoo, L.L.C., a Michigan limited liability company.

(b)    Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Total Funded Debt" therein and replacing it with the following new definition of "Total Funded Debt":

“Total Funded Debt" of any Person means all Indebtedness of such Person except Indebtedness specified in clause (g) of the definition of Indebtedness; provided, with respect to Indebtedness of NovaMed of New Albany permitted to be outstanding under Section 7.2.2(q) hereof, that amount of such Indebtedness of NovaMed of New Albany guaranteed by a Person or Persons other than a Credit Party, ASC Subsidiary, Minority ASC Entity or Affiliate of a Credit Party, ASC Subsidiary or Minority ASC Entity shall be excluded for purposes of calculating this definition and provided, further, the amount of outstanding Indebtedness of Surgery Center of Kalamazoo included in the calculation of this definition shall equal the principal amount of such Indebtedness multiplied by that percentage of the outstanding equity of Surgery Center of Kalamazoo owned by the Borrower or any Wholly-Owned Subsidiary.

(c)    Section 7.2.2 of the Credit Agreement is hereby amended by adding the following new clauses (s) and (t) thereto:

"(s) Indebtedness of Surgery Center of Kalamazoo in an amount not to exceed $2,000,000; and

(t) Indebtedness of Borrower consisting of a guarantee of the Indebtedness of Surgery Center of Kalamazoo permitted under clause (s) of this Section 7.2.2. provided that such guarantee is limited to a pro rata portion of such Indebtedness equal to Borrower’s owned pro rata portion of the outstanding equity interests of Surgery Center of Kalamazoo."

(d)    Section 7.2.3 of the Credit Agreement is hereby amended by deleting clause (m) thereof and replacing it with the following new clause (m):

"(m) Liens on the assets of NovaMed of New Albany and Surgery Center of Kalamazoo securing the Indebtedness permitted by clause (q) and clause (s) of Section 7.2.2., respectively."

3.    Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants to Agent and the Lenders that the execution, delivery and performance by Borrower of this Agreement is within its corporate powers, as applicable, has been duly authorized by all necessary corporate action and does not and will not violate or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws or other organizational document of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and the effects of general principles of equity. Borrower hereby further represents and warrants that, as of the Effective Date, the Borrower and its Subsidiaries are Solvent on a consolidated basis and the Borrower acknowledges that its warranties and representations contained in the Credit Agreement and the other Loan Documents, are true and correct in all material respects both before and after the Effective Date (both before and after giving effect to the transactions contemplated hereby) with the same effect as though made on such date (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

4.    Conditions. The effectiveness of the consent and amendments stated in this Agreement is subject to each of the following conditions precedent (the date of consummation of which shall be the "Effective Date"):

(A)    Agreement. Agent shall have received counterparts of this Agreement duly executed by Borrower, Agent and the Required Lenders.

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(B)    No Default. After giving effect to this Agreement, and the waivers contained herein no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

(C)    Warranties and Representations. The warranties and representations of the Loan Parties contained in this Agreement, the Credit Agreement and the other Loan Documents, shall each be true and correct in all material respects as of the effective date hereof, with the same effect as though made on such date (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(D)    Payment of Expenses. Borrower shall have paid all reasonable out of pocket expenses (including reasonable attorney’s fees) of Agent in connection this Agreement.

(E)    Additional Deliveries. Borrower and the other Loan Parties shall have executed and delivered such additional certificates, documents, amendments to other Loan Documents and financing statements as Agent may require in connection with the transactions contemplated by this Agreement.

5.    Miscellaneous.

(A)    Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(B)    Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of laws principles.

(C)    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed signature page to this Agreement by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

(D)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(E)    References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

(F)    Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, which is evidenced by the Notes and secured by the Collateral. The Credit Agreement as amended hereby and each of the other Loan Documents remains in full force and effect.

 [Signature Pages Follow]

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

NOVAMED, INC.

By:	/s/ Scott T. Macomber
Name:	Scott T. Macomber
Title:	Executive Vice President and Chief Financial Officer

NATIONAL CITY BANK,
Individually as a Lender, as Letter of Credit
Issuer and as Agent

By /s/ James M. Kershner
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION
Individually as a Lender

By /s/ Sam L. Dendrinos
Title: Senior Vice President

THE NORTHERN TRUST COMPANY
Individually as a Lender

By /s/ Phillip N. McCaulay
Title: Second Vice President

ASSOCIATED BANK, N.A.
Individually as a Lender

By /s/ Viktor Gottlieb
Title: AVP

CHARTER ONE BANK
Individually as a Lender

By /s/ Richard H. Ault
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Individually as a Lender

By /s/ Dianne Stark
Title: Senior Banker

BMO CAPITAL MARKETS FINANCING, INC.
Individually as a Lender

By /s/ Michael D. Pincus
Title: Managing Director